TPG Reports Fourth Quarter and Full Year 2024 Financial Results Year Ended December 31, 2024

TPG | 2 San Francisco and Fort Worth, Texas – February 11, 2025 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited fourth quarter and full year 2024 results. TPG issued a full detailed presentation of its fourth quarter and full year ended December 31, 2024 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “We delivered strong investment and financial performance in 2024 and also made substantial progress across key drivers of our business including fundraising, deployment, and organic growth,” said Jon Winkelried, Chief Executive Officer. “We are entering 2025 with significant momentum and have multiple levers to accelerate our growth throughout the year. Our team is excited about the opportunities to continue to generate differentiated returns for our clients and build long-term value for our shareholders.” Dividend TPG has declared a quarterly dividend of $0.53 per share of Class A common stock to holders of record at the close of business on February 21, 2025, payable on March 7, 2025. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9765 (international), using the conference ID TPGQ424. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $246 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Shareholders Media Gary Stein Luke Barrett 212-601-4750 415-743-1550 shareholders@tpg.com media@tpg.com TPG Reports Fourth Quarter and Full Year 2024 Results

TPG | 3 TPG Reports Fourth Quarter and Full Year 2024 Results Forward Looking Statements; No Offers; Non-GAAP Information This document may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo Gordon; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this document and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this document speaks only as of the date of this document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this document, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document. This document does not constitute an offer of any TPG Fund. Throughout this document, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this document for reconciliations of Non-GAAP to the most comparable GAAP measures.

Fourth Quarter and Full Year 2024 Results

GAAP Statements of Operations (Unaudited)

- Net income of $11 million for 4Q'24 compared to 4Q'23 net income of $42 million
- Net income attributable to TPG Inc. of $13 million for 4Q'24 compared to $13 million in 4Q'23

($ in thousands, except share and per share amounts)	4Q'23	4Q'24	FY'23	FY'24
Revenues				
Fees and other	$ 529,903	$ 527,248	$ 1,534,626	$ 2,087,076
Capital allocation-based income (loss)	453,234	549,166	855,285	1,413,006
Total revenues	**983,137**	**1,076,414**	**2,389,911**	**3,500,082**
Expenses				
Compensation and benefits:				
Cash-based compensation and benefits	188,099	231,865	547,377	835,328
Equity-based compensation	205,813	308,457	654,922	1,006,312
Performance allocation compensation	319,028	376,229	591,676	930,053
Total compensation and benefits	712,940	916,551	1,793,975	2,771,693
General, administrative and other	171,561	120,655	482,574	583,733
Depreciation and amortization	23,446	37,942	47,673	135,386
Interest expense	14,800	23,098	38,528	87,511
Expenses of consolidated Public SPACs	—	—	1,053	—
Total expenses	**922,747**	**1,098,246**	**2,363,803**	**3,578,323**
Investment income (loss)				
Net gains (losses) from investment activities	(4,895)	1,007	6,564	(29,326)
Interest, dividends and other	13,674	43,353	42,622	82,743
Investment and other income of consolidated Public SPACs	—	—	8,359	—
Total investment income (loss)	**8,779**	**44,360**	**57,545**	**53,417**
Income (loss) before income taxes	**69,169**	**22,528**	**83,653**	**(24,824)**
Income tax expense	26,757	11,434	60,268	52,091
Net income (loss)[1]	**42,412**	**11,094**	**23,385**	**(76,915)**
Net income (loss) attributable to redeemable equity in Public SPACs	—	—	12,044	—
Net income (loss) attributable to non-controlling interests in TPG Operating Group	7,943	(30,095)	(92,411)	(175,927)
Net income (loss) attributable to other non-controlling interests	21,296	28,209	23,662	75,529
Net income (loss) attributable to TPG Inc.	**$ 13,173**	**$ 12,980**	**$ 80,090**	**$ 23,483**
Net income (loss) per share data:				
Net income (loss) available to Class A common stock per share				
Basic	*$ 0.16*	*$ 0.04*	*$ 0.89*	*$ 0.00*
Diluted	*$ 0.04*	*$ (0.06)*	*$ (0.04)*	*$ (0.42)*
Weighted-average shares of Class A common stock outstanding				
Basic	*80,665,902*	*106,612,378*	*80,334,871*	*100,219,905*
Diluted	*343,887,011*	*364,946,593*	*317,944,496*	*364,725,579*

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
1. Operating profit margin, defined as net income divided by total revenue, was 4.3% for 4Q'23 and 1.0% for 4Q'24. On a full year basis, operating profit margin was 1.0% for FY'23 and (2.2%) for FY'24.

TPG | 5

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) Fourth Quarter and Full Year Highlights 4Q’23 4Q’24 FY’23 FY’24 Fee-Related Revenues (“FRR”) $465 $461 $1,337 $1,831 Fee-Related Earnings (“FRE”) 226 190 606 764 Realized Performance Allocations, Net 19 105 74 195 After-Tax Distributable Earnings (“After-tax DE”) 206 261 585 837 4Q’23 3Q’24 4Q’24 Assets Under Management (“AUM”) $221.6 $239.1 $245.9 Fee Earning Assets Under Management (“FAUM”) 136.8 141.7 141.3 Net Accrued Performance 0.9 1.0 1.0 Available Capital 51.3 58.4 57.6 4Q’23 4Q’24 FY’23 FY’24 Capital Raised $8.8 $8.8 $15.7 $30.1 Capital Invested 11.6 10.3 22.2 32.9 Realizations 2.7 7.1 10.2 22.9 ▪ 4Q’24 FRR of $461 million decreased 1% versus 4Q’23, with 4Q’24 FRE of $190 million and 4Q’24 After- tax DE of $261 million ▪ Total AUM of $246 billion, up 11% in the last twelve months; FAUM of $141 billion, up 3% over the same period Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

Non-GAAP Financial Measures

- FRE decreased 16% from $226 million in 4Q'23 to $190 million in 4Q'24; FRE margin decreased from 49% in 4Q'23 to 41% in 4Q'24, largely driven by a decrease in catch-up management fees year-over-year and the inclusion of TPG AG for a full quarter
- After-tax DE of $261 million in 4Q'24, an increase from $206 million in 4Q'23, primarily driven by realized performance allocations, net and realized investment income and other, net, partially offset by a decrease in FRE

($ in thousands)	4Q'23	4Q'24	FY'23	FY'24
Fee-Related Revenues				
Management fees	$ 395,608	$ 402,588	$ 1,178,721	$ 1,625,710
Fee-related performance revenues	1,642	19,116	1,642	33,032
Transaction, monitoring and other fees, net	55,285	36,189	107,713	147,644
Other income	12,192	3,518	49,178	25,071
Fee-Related Revenues	**464,727**	**461,410**	**1,337,254**	**1,831,457**
Fee-Related Expenses				
Cash-based compensation and benefits, net	156,622	168,058	452,270	689,001
Fee-related performance compensation	1,401	9,558	1,401	16,516
Operating expenses, net	81,153	93,969	277,252	361,712
Fee-Related Expenses	**239,176**	**271,585**	**730,923**	**1,067,229**
Fee-Related Earnings	**225,551**	**189,825**	**606,331**	**764,228**
Realized performance allocations, net	18,996	104,939	74,027	194,582
Realized investment income and other, net[1]	(24,976)	(1,769)	(47,241)	(7,703)
Depreciation expense	(3,010)	(5,005)	(6,589)	(20,387)
Interest expense, net	(1,088)	(9,332)	1,401	(36,109)
Distributable Earnings	**215,473**	**278,659**	**627,929**	**894,611**
Income taxes	(9,826)	(18,093)	(42,623)	(57,336)
After-Tax Distributable Earnings	**$ 205,647**	**$ 260,566**	**$ 585,306**	**$ 837,275**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.
1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including expenses of $7 million in 4Q'24 and $23 million for FY'24 related to the Acquisition.

TPG | 7

TPG | 8 $226 $190 4Q’23 4Q’24 $606 $764 FY’23 FY’24 $1,179 $1,626 $514 $514 $155 $167 $201 $199 $311 $210 $150 $141 $74 $83 FY’23 FY’24 $396 $403 $161 $117 $43 $42 $54 $54 $50 $82 $34 $55 $35 $35 $19 $16 4Q’23 4Q’24 ▪ 4Q’24 FRR decreased 1% over 4Q’23 primarily driven by a decrease in capital markets fees, partially offset by an increase in fee-related performance revenues and management fees ▪ Fee-related expenses in 4Q’24 increased 14% over 4Q’23, primarily due to the addition of TPG AG for a full quarter ▪ FRE margin decreased from 49% in 4Q’23 to 41% in 4Q’24, largely driven by a decrease in catch-up management fees year-over-year and the inclusion of TPG AG for a full quarter; FY’24 FRE margin of 42% Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $49 million and $8 million for 4Q’23 and 4Q’24, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +2% Capital Growth Impact TPG AG Credit +38% TPG AG Real Estate Real Estate Market Solutions Fee-Related Earnings $34 $50

TPG | 9 $206 $261 4Q’23 4Q’24 $585 $837 FY’23 FY’24 Distributable Earnings ▪ After-tax DE increased from $206 million in 4Q’23 to $261 million for 4Q’24, primarily driven by an increase in realized performance allocations, net After-Tax DE ($M) Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Distributable Earnings Mix FRE All Other Sources of Pre-tax DE 93% 7% 68% 32% 3Q’24 4Q’24

TPG | 10 Capital $64 Growth $32Impact $18 TPG AG Credit $67 TPG AG Real Estate $5 Real Estate $5 Market Solutions $3 FY’24 Realized Performance Allocations, Net Capital $35 Growth $23 TPG AG Credit $43 TPG AG Real Estate $1 Market Solutions $3 ▪ Realized performance allocations, net were $105 million in 4Q’24, primarily driven by TPG VIII in the Capital platform, Growth IV in the Growth platform, and MVP Fund in TPG AG Credit ▪ Realized performance allocations, net for FY’24 were $195 million, primarily driven by TPG VIII and TPG VII in the Capital platform, Growth IV in the Growth platform, Rise Climate I in the Impact platform, and MVP Fund and MMDL IV in TPG AG Credit Realized Performance Allocations, Net 4Q’24 Realized Performance Allocations, Net ($M) ($M) Total $195 Total $105 Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 11 $468 $226 $116 $73 $71 $11 $9 Net Accrued Performance Net Accrued Performance by Fund Vintage ($M) 3Q’24 4Q’24 2019 & Prior $742 $684 2020 103 117 2021 76 78 2022 52 87 2023 2 5 2024 — 3 Total $975 $974 4Q’24 Net Accrued Performance Total $974 ($M) $975 +$104 ($105) $974 3Q’24 Value Creation & Other Realized Gains 4Q’24 4Q’24 Net Accrued Performance Walk ($M) Investment Appreciation / (Depreciation) Platform 4Q’24 FY’24 Capital 3.6% 9.2% Growth 3.9% 10.7% Impact 2.5% 9.5% TPG AG TPG AG Credit 3.3% 13.4% TPG AG Real Estate 0.6% 2.4% Real Estate 3.4% 9.8% Market Solutions(1) 3.3% 8.4% Loan Level Return CLOs 4Q’24 FY’24 U.S. CLOs 1.6% 8.3% European CLOs 1.9% 8.4% 1. Due to the nature of their strategy, Appreciation / (Depreciation) in the Market Solutions platform above includes information for certain funds as of September 30, 2024. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended December 31, 2024 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended December 31, 2024 will be reflected in the performance information presented in future reporting. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Cash increased to $0.8 billion at the end of 4Q’24 primarily resulting from the net proceeds of our Senior and Subordinated notes offerings after repaying the outstanding borrowings under our Senior Unsecured Revolving Credit Facility and Senior Unsecured Term Loan; the Senior and Subordinated notes offerings drove total debt obligations to $1.3 billion ▪ Investments increased $0.8 billion from $6.7 billion in 4Q’23 to $7.5 billion in 4Q’24 primarily resulting from appreciation of accrued performance allocations and equity method investments 1. Includes TPG Inc. Class A and B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’23 4Q’24 Assets Cash and cash equivalents $ 665,188 $ 808,017 Investments 6,724,112 7,503,281 Other assets 894,785 1,254,025 Intangible assets and goodwill 1,085,587 969,786 Total assets 9,369,672 10,535,109 Liabilities and equity Liabilities Debt obligations 945,052 1,281,984 Accrued performance allocation compensation 4,096,052 4,376,523 Other liabilities 967,434 1,284,613 Total liabilities 6,008,538 6,943,120 Equity TPG Inc.(1) 579,157 784,101 Non-controlling interests 2,781,977 2,807,888 Total equity 3,361,134 3,591,989 Total liabilities and equity $ 9,369,672 $ 10,535,109

TPG | 13 Non-GAAP Balance Sheet ▪ Cash and cash equivalents totaled $147 million at the end of 4Q’24 ▪ At the end of 4Q’24, our net debt(1) was $1.2 billion and our undrawn Senior Unsecured Revolving Credit Facility capacity was $1.2 billion ▪ Our borrowings primarily include Senior and Subordinated notes with a principal amount of $1.0 billion and securitized notes with a principal amount of $250 million (which are backed by $647 million in pledged assets as of 4Q’24) See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net debt comprised of $1.3 billion in debt principal less $147 million of cash and cash equivalents. ($ in thousands) 4Q’23 4Q’24 Book Assets Cash and cash equivalents $ 105,480 $ 147,056 Net accrued performance 891,455 973,567 Investments in funds 877,802 1,189,868 Intangible assets and goodwill 1,007,899 910,314 Other assets 679,638 1,028,380 Total Book Assets 3,562,274 4,249,185 Book Liabilities Accounts payable, accrued expenses and other 296,147 614,822 Debt obligations 945,052 1,281,984 Total Book Liabilities 1,241,199 1,896,806 Net Book Value $ 2,321,075 $ 2,352,379

Operating Metrics

TPG | 15 $137 $141 $39 $37 $12 $12 $14 $17 $40 $43 $14 $14 $11 $12$6 $5 4Q’23 4Q’24 $222 $246 $71 $74 $27 $28 $19 $27 $60 $72 $18 $19$18 $18 $9 $8 4Q’23 4Q’24 Assets Under Management and Fee Earning AUM ▪ 4Q’24 AUM rose 11% over 4Q’23 to $245.9 billion, primarily driven by capital raised of $30.1 billion, including $4.7 billion in Rise Climate II within the Impact platform and $2.2 billion in Credit Solutions III within TPG AG Credit, and net increases in investment value and other of $19.0 billion, partially offset by realizations of $22.9 billion ▪ 4Q’24 FAUM increased 3% over 4Q’23 to $141.3 billion, primarily driven by fee earning capital raised of $10.7 billion, partially offset by reduction in fee bases of certain funds totaling $3.7 billion Assets Under Management Fee Earning AUM ($B) ($B) +11% +3% Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.

TPG | 16 21% 68% 2% 9% 23% 35% 31% 2% 8% —% 20% 66% 6% 8% FAUM by Remaining Duration Assets Under Management and Fee Earning AUM Duration AUM by Duration at Inception For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of December 31, 2024. 2. Defined as the number of years between December 31, 2024 and contractual fund winddown, prior to any available extensions. ▪ At the end of 4Q’24, approximately 72% of our AUM and 70% of our FAUM were in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any available extensions) ▪ At the end of 4Q’24, approximately 68% of our FAUM had a remaining lifespan(2) of 5 or more years, with 33% in vehicles that have 10 or more years remaining (including those considered perpetual) Total $246B Total $141B FAUM by Duration at Inception Total $141B ~70% ~68%~72% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption <1

TPG | 17 Capital $0.9 TPG AG Credit $5.8 TPG AG Real Estate $2.2 Capital $3.1 Growth $2.8 Impact $1.9 TPG AG Credit $7.6 TPG AG Real Estate $1.0 Real Estate $2.5 Market Solutions $0.3 ▪ AUM Subject to Fee Earning Growth totaled $28 billion at the end of 4Q’24 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step- Up (capital commitments that generate a higher rate of management fees as deployed or over time) ▪ At the end of 4Q’24, our AUM Subject to Fee Earning Growth represents 20% of FAUM and the potential fee- related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $167 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($B) ($B) Total $19 Total $9 AUM Subject to Fee Earning Growth 1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee Earning Growth. For AUM Not Yet Earnings Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 18 Capital $55.6 Growth $23.5Impact $16.6 TPG AG Credit $48.8 TPG AG Real Estate $9.1 Real Estate $3.6 Market Solutions $6.3 Capital $56.4 Growth $24.3 Impact $23.8 TPG AG Credit $61.7 TPG AG Real Estate $18.6 Real Estate $17.4 Market Solutions $7.0 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $209.3 billion, or 85% of total AUM, at the end of 4Q’24 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $163.4 billion, or 66% of total AUM, at the end of 4Q’24 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $209 Total $163 Performance Eligible and Generating AUM Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

AUM Rollforward

Three Months Ended December 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 73,164	$ 27,254	$ 24,706	$ 69,898	$ 18,279	$ 17,109	$ 8,697	$ 239,107
Capital Raised	2,494	503	1,708	2,891	848	343	—	8,788
Realizations	(2,255)	(807)	(105)	(2,368)	(716)	(522)	(311)	(7,084)
Outflows[1]	—	—	—	(75)	—	—	(313)	(388)
Changes in Investment Value and Other[2]	1,005	1,111	260	2,013	263	691	106	5,450
AUM as of end of period	**$ 74,408**	**$ 28,062**	**$ 26,569**	**$ 72,359**	**$ 18,674**	**$ 17,622**	**$ 8,179**	**$ 245,873**

Twelve Months Ended December 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 71,310	$ 26,516	$ 19,079	$ 59,631	$ 18,268	$ 17,940	$ 8,879	$ 221,623
Capital Raised	5,513	1,678	6,891	12,423	1,832	414	1,372	30,123
Realizations	(6,706)	(2,785)	(1,408)	(7,506)	(2,514)	(1,327)	(667)	(22,913)
Outflows[1]	—	—	—	(462)	—	—	(1,529)	(1,992)
Changes in Investment Value and Other[2]	4,292	2,653	2,007	8,273	1,088	595	124	19,032
AUM as of end of period	**$ 74,408**	**$ 28,062**	**$ 26,569**	**$ 72,359**	**$ 18,674**	**$ 17,622**	**$ 8,179**	**$ 245,873**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
1. Outflows represent redemptions and withdrawals.
2. Changes in Investment Value and Other consists of changes in fair value, capital invested, available capital, and net fund-level asset related leverage activity plus other investment activities.

TPG | 19

FAUM Rollforward

Three Months Ended December 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 37,941	$ 12,358	$ 17,802	$ 42,091	$ 14,168	$ 11,649	$ 5,709	$ 141,718
Fee Earning Capital Raised[1]	—	62	1,662	213	303	—	—	2,240
Net Change in Investment Activity[2]	(866)	(86)	571	792	(93)	110	(34)	396
Outflows[3]	—	—	—	(75)	—	—	(298)	(373)
Reduction in Fee Base of Certain Funds[4]	—	—	(2,679)	(16)	—	—	—	(2,695)
FAUM as of end of period	**$ 37,075**	**$ 12,334**	**$ 17,357**	**$ 43,005**	**$ 14,379**	**$ 11,759**	**$ 5,377**	**$ 141,286**

Twelve Months Ended December 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 38,972	$ 12,339	$ 13,727	$ 40,005	$ 14,035	$ 11,298	$ 6,418	$ 136,794
Fee Earning Capital Raised[1]	904	1,063	5,992	1,013	827	—	936	10,735
Net Change in Investment Activity[2]	(2,771)	(521)	355	2,532	(404)	462	(326)	(674)
Outflows[3]	—	—	—	(448)	—	—	(1,458)	(1,906)
Reduction in Fee Base of Certain Funds[4]	(30)	(548)	(2,717)	(96)	(79)	—	(193)	(3,663)
FAUM as of end of period	**$ 37,075**	**$ 12,334**	**$ 17,357**	**$ 43,005**	**$ 14,379**	**$ 11,759**	**$ 5,377**	**$ 141,286**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
1. Fee Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments or subscriptions were activated during the period.
2. Net Change in Investment Activity includes capital called during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on the cost or value of investments.
3. Outflows represent redemptions and withdrawals.
4. Reduction in Fee Base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 20

Other Operating Metrics

- We have invested approximately $32.9 billion during the last twelve months with $57.6 billion of capital available for deployment at the end of 4Q’24

(All tables in $M)

Capital Raised	4Q’23	4Q’24	FY’23	FY’24
Capital	$ 4,624	$ 2,494	$ 9,047	$ 5,513
Growth	2,039	503	2,673	1,678
Impact	320	1,708	1,047	6,891
TPG AG				
TPG AG Credit	*694*	*2,891*	*694*	*12,423*
TPG AG Real Estate	*370*	*848*	*370*	*1,832*
Real Estate	737	343	994	414
Market Solutions	57	—	918	1,372
Total	**$ 8,841**	**$ 8,788**	**$ 15,743**	**$ 30,123**

Capital Invested	4Q’23	4Q’24	FY’23	FY’24
Capital	$ 4,464	$ 1,586	$ 9,988	$ 5,934
Growth	1,267	593	2,198	1,817
Impact	1,946	951	3,909	2,171
TPG AG				
TPG AG Credit	*3,081*	*4,756*	*3,081*	*16,234*
TPG AG Real Estate	*322*	*1,175*	*322*	*3,054*
Real Estate	438	999	1,840	3,276
Market Solutions	67	191	879	458
Total	**$ 11,585**	**$ 10,251**	**$ 22,217**	**$ 32,944**

Available Capital	4Q’23	4Q’24
Capital	$ 17,056	$ 14,345
Growth	5,021	5,297
Impact	4,761	9,767
TPG AG		
TPG AG Credit	*7,087*	*12,325*
TPG AG Real Estate	*7,344*	*6,954*
Real Estate	8,370	6,422
Market Solutions	1,683	2,492
Total	**$ 51,322**	**$ 57,602**

Realizations	4Q’23	4Q’24	FY’23	FY’24
Capital	$ 700	$ 2,255	$ 6,271	$ 6,706
Growth	234	807	750	2,785
Impact	56	105	301	1,408
TPG AG				
TPG AG Credit	*641*	*2,368*	*641*	*7,506*
TPG AG Real Estate	*293*	*716*	*293*	*2,514*
Real Estate	651	522	1,703	1,327
Market Solutions	137	311	275	667
Total	**$ 2,712**	**$ 7,084**	**$ 10,234**	**$ 22,913**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.

TPG | 21

Supplemental Details

GAAP and Non-GAAP Performance Allocations

($ in thousands)	Three Months Ended December 31, 2024				
	GAAP Total[1]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital	$ 252,901	$ 88,990	$ 163,911	$ 129,404	$ 34,507
Growth	138,291	78,927	59,364	36,400	22,964
Impact	35,176	35,176	—	—	—
TPG AG					
TPG AG Credit	*122,869*	*(96,673)*	*219,542*	*176,177*	*43,365*
TPG AG Real Estate	*(53,890)*	*(58,257)*	*4,367*	*3,494*	*873*
Real Estate	9,738	9,738	—	—	—
Market Solutions	(1,793)	(17,939)	16,146	12,917	3,229
Total	**$ 503,292**	**$ 39,962**	**$ 463,330**	**$ 358,391**	**$ 104,939**

($ in thousands)	Year Ended December 31, 2024				
	GAAP Total[1]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital	$ 542,362	$ 236,797	$ 305,565	$ 241,263	$ 64,302
Growth	332,354	228,132	104,222	71,824	32,398
Impact	135,176	50,839	84,337	66,536	17,801
TPG AG					
TPG AG Credit	*406,537*	*70,462*	*336,075*	*269,159*	*66,916*
TPG AG Real Estate	*(104,983)*	*(133,161)*	*28,178*	*23,188*	*4,990*
Real Estate	20,054	(60,794)	80,848	75,902	4,946
Market Solutions	(29,734)	(45,880)	16,146	12,917	3,229
Total	**$ 1,301,766**	**$ 346,395**	**$ 955,371**	**$ 760,789**	**$ 194,582**

1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

GAAP and Non-GAAP Net Accrued Performance

As of September 30, 2024					TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 2,834	$ 1,569	$ 558	$ 461	$ 435	$ 55	$ 63	$ 5,975
Less: Excluded Assets[1]	44	236	—	—	—	10	—	290
Less: Non-GAAP Adjustments[2]	2,371	1,121	455	369	352	32	10	4,710
Non-GAAP Total	**$ 419**	**$ 212**	**$ 103**	**$ 92**	**$ 83**	**$ 13**	**$ 53**	**$ 975**

As of December 31, 2024				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 2,926	$ 1,589	$ 593	$ 364	$ 377	$ 64	$ 45	$ 5,958
Less: Excluded Assets[1]	45	230	—	—	—	8	—	283
Less: Non-GAAP Adjustments[2]	2,413	1,133	477	291	306	45	36	4,701
Non-GAAP Total	**$ 468**	**$ 226**	**$ 116**	**$ 73**	**$ 71**	**$ 11**	**$ 9**	**$ 974**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

TPG | 25 Participating Shares Outstanding (shares) 9/30/2024 Net Change 12/31/2024 Net Change Estimated Record Date 2/21/2025(1) TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 103,928,846 5,282,509 109,211,355 4,502,806 113,714,161 Common Units exchangeable into Class A common stock 260,911,927 (5,155,425) 255,756,502 — 255,756,502 Diluted Class A common stock outstanding 364,840,773 127,084 364,967,857 4,502,806 369,470,663 Restricted Stock Units Special Purpose Awards 16,701,775 (99,717) 16,602,058 Ordinary Service Awards 8,077,552 696,293 8,773,845 Total participating shares outstanding(2) 389,620,100 723,660 390,343,760 1. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 2. Excludes Market and Performance Condition Awards, which are not considered participating as they either accrue dividends to be paid only upon vesting or do not participate in dividends.

FRE, After-Tax DE, and Dividends Per Class A Common Stock

- FRE attributable to TPG Inc. of $0.51 per share for 4Q'24 and $2.09 per share for FY'24
- After-tax DE attributable to TPG Inc. of $0.62 per share for 4Q'24, and $2.05 per share for FY'24
- Declared dividend of $0.53 per share for 4Q'24 on February 11, 2025, with a record date of February 21, 2025 and payable date of March 7, 2025; dividends declared total $1.74 per share for FY'24

($ in thousands, except share and per share amounts)	3Q'24	4Q'24
Fee-Related Earnings attributable to TPG Inc. Class A common stockholders		
Total Fee-Related Earnings[1]	$ 190,767	$ 189,825
Percent to TPG Inc.	29%	31%
TPG Inc. Fee-Related Earnings	54,389	58,424
Estimated Class A common stock outstanding at Record Date[2]	104,055,930	113,714,161
TPG Inc. Fee-Related Earnings per Class A common stock	**$ 0.52**	**$ 0.51**

($ in thousands, except share and per share amounts)	3Q'24	4Q'24
After-tax Distributable Earnings attributable to TPG Inc. Class A common stockholders		
Pre-tax Distributable Earnings	$ 206,187	$ 278,659
Less: subsidiary-level income taxes[3]	(6,851)	(4,306)
Distributable Earnings before corporate income taxes	199,336	274,353
Percent to TPG Inc.	29%	31%
TPG Inc. Distributable Earnings before corporate income taxes	56,833	84,439
Less: corporate income taxes attributable to TPG Inc.[3]	(9,891)	(13,787)
TPG Inc. After-tax Distributable Earnings	46,942	70,652
Estimated Class A common stock outstanding at Record Date[2]	104,055,930	113,714,161
TPG Inc. After-tax Distributable Earnings per Class A common stock	**0.45**	**0.62**
Target dividend policy	85%	85%
Dividend per Class A common stock	**$ 0.38**	**$ 0.53**
Note: TPG Inc. effective DE corporate income tax rate	*17.4%*	*16.3%*

1. Fee-Related Earnings does not include income tax expense.
2. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend.
3. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc.

($ in thousands)	3Q'24	4Q'24
Subsidiary-level income taxes	$ 6,851	$ 4,306
Corporate income taxes	9,891	13,787
Total income taxes	$ 16,742	$ 18,093

TPG | 26

Equity-Based Compensation Summary

- Equity-based compensation related to TPG Inc. Ordinary Service Awards totaled $28 million in 4Q'24; the total unrecognized compensation expense related to these Ordinary Service Awards amounted to $260 million at the end of 4Q'24, and is expected to be recognized over the next 3.0 years[1]

($ in millions, except for share and per share amounts, as of December 31, 2024)

Category	Units Outstanding	Compensation Expense QTD	Compensation Expense YTD	Unrecognized Compensation Expense	Remaining Recognition Period[1]
Other Awards:					
Legacy Equity, IPO-Related and Acquisition Awards[2]	N/A	$ 238.4	$ 741.4	$ 1,534.6	0.3 - 4.0 years
Restricted Stock Units:					
Special Purpose Awards	16,602,058	32.6	135.4	330.9	3.3 years
Ordinary Service Awards	8,773,845	27.5	94.2	259.8	3.0 years
Total	**25,375,903**	**298.5**	**971.0**	**2,125.3**	
Less: Non-employee portion of Awards[3]	(371,276)	(2.8)	(6.4)		
Add: Market / Performance Condition Awards[4]	5,048,764	11.6	32.3		
Add: Other[5]	N/A	1.2	9.4		
Total Statement of Operations Equity-based compensation		**$ 308.5**	**$ 1,006.3**		

1. Represents the weighted average remaining recognition period across outstanding Restricted Stock Unit grants and other awards.
2. Represents units granted in TPG Partner Holdings and RemainCo Partner Holdings, plus other awards granted in conjunction with the IPO. Also includes unvested common units in TPG Operating Group granted in conjunction with the Acquisition.
3. Considered a General, Administrative and Other expense for GAAP purposes.
4. Market and Performance Condition Awards are not considered participating; these Awards either do not participate in dividends or accrue dividends only to be paid upon vesting.
5. Represents units granted in TPG RE Finance Trust, Inc. and AG Mortgage Investment Trust, Inc.

TPG | 27

Fund Performance Metrics

($ in millions, as of 12/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,734	—	13,734	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,074	—	22,074	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,360	155	33,515	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,215	21,153	3,762	24,915	26%	2.4x	20%	2.0x
TPG VIII	2019	11,505	10,738	5,227	14,842	20,069	28%	1.8x	19%	1.5x
TPG IX	2022	12,014	7,228	12	9,147	9,159	42%	1.3x	21%	1.1x
Capital Funds		*81,841*	*76,154*	*116,722*	*27,906*	*144,628*	*23%*	*1.9x*	*15%*	*1.6x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,438	118	5,556	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,285	4,061	2,453	6,514	13%	2.0x	9%	1.6x
Asia VII	2017	4,630	4,582	3,545	4,306	7,851	17%	1.7x	10%	1.4x
Asia VIII	2022	5,259	2,679	—	3,376	3,376	37%	1.3x	11%	1.1x
Asia Funds		*19,773*	*16,871*	*22,189*	*10,253*	*32,442*	*20%*	*2.0x*	*14%*	*1.6x*
Healthcare Funds										
THP I	2019	2,704	2,430	889	3,192	4,081	25%	1.7x	15%	1.4x
THP II	2022	3,576	1,697	2	2,235	2,237	51%	1.4x	24%	1.2x
Healthcare Funds		*6,280*	*4,127*	*891*	*5,427*	*6,318*	*27%*	*1.6x*	*16%*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,720	—	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	136	136	(12%)	0.7x	(12%)	0.6x
Continuation Vehicles		*$ 1,524*	*$ 1,521*	*$ 2,720*	*$ 136*	*$ 2,856*	*35%*	*1.9x*	*29%*	*1.7x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,895	$ —	$ 1,895	12%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,846	469	5,315	21%	2.5x	15%	2.0x
Growth III	2015	3,128	3,377	4,782	2,236	7,018	25%	2.0x	16%	1.7x
Growth IV	2017	3,739	3,624	3,185	4,540	7,725	21%	2.1x	15%	1.7x
Gator	2019	726	686	770	479	1,249	26%	1.8x	21%	1.6x
Growth V	2020	3,558	3,280	668	4,893	5,561	24%	1.7x	16%	1.4x
Growth VI	2023	2,191	987	1	1,170	1,171	273%	1.3x	72%	1.1x
Growth Funds		*16,647*	*15,398*	*16,147*	*13,787*	*29,934*	*20%*	*2.0x*	*14%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	1,179	1,499	2,678	21%	1.7x	16%	1.5x
TTAD II	2021	3,198	2,179	214	2,669	2,883	18%	1.3x	13%	1.2x
TTAD III		381	—	—	—	—	NM	NM	NM	NM
Tech Adjacencies Funds		*5,153*	*3,676*	*1,393*	*4,168*	*5,561*	*20%*	*1.5x*	*15%*	*1.4x*
TDM	2017	1,326	583	—	1,054	1,054	14%	1.8x	11%	1.6x
LSI	2023	410	160	—	163	163	(16%)	0.9x	(58%)	0.7x
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	2,017	1,543	2,260	3,803	17%	1.8x	11%	1.5x
Rise II	2020	2,176	2,044	309	2,967	3,276	20%	1.6x	13%	1.4x
Rise III	2022	2,700	1,783	41	2,349	2,390	48%	1.4x	22%	1.2x
The Rise Funds		*6,982*	*5,844*	*1,893*	*7,576*	*9,469*	*19%*	*1.6x*	*12%*	*1.4x*
Rise Climate Funds										
Rise Climate I	2021	7,268	5,483	1,077	6,339	7,416	29%	1.4x	14%	1.2x
Rise Climate II[20]		4,659	—	—	—	—	NM	NM	NM	NM
Rise Climate Global South[20]		200	—	—	—	—	NM	NM	NM	NM
Rise Climate TI		1,308	—	—	—	—	NM	NM	NM	NM
Rise Climate Funds		*13,435*	*5,483*	*1,077*	*6,339*	*7,416*	*29%*	*1.4x*	*14%*	*1.2x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	444	32	518	550	5%	1.2x	1%	1.0x
TPG NEXT[11]	2023	$ 554	$ 7	$ —	$ 7	$ 7	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
TREP II	2014	$ 2,065	$ 2,213	$ 3,555	$ 18	$ 3,573	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,249	3,113	2,503	5,616	13%	1.4x	9%	1.3x
TREP IV	2022	6,820	3,522	546	3,282	3,828	9%	1.1x	(8%)	0.9x
TPG Real Estate Partners		*12,607*	*9,984*	*7,214*	*5,803*	*13,017*	*20%*	*1.4x*	*11%*	*1.2x*
TAC+	2021	1,797	1,040	100	949	1,049	0%	1.0x	(1%)	1.0x
TRECO	2024	550	563	373	210	583	NM	NM	NM	NM
Platform: Market Solutions										
NewQuest Funds										
NewQuest I[11]	2011	390	291	767	—	767	48%	3.2x	37%	2.3x
NewQuest II[11]	2013	310	342	667	89	756	24%	2.3x	19%	1.8x
NewQuest III[11]	2016	541	543	503	362	865	12%	1.6x	8%	1.4x
NewQuest IV[11]	2020	1,000	958	145	1,176	1,321	15%	1.4x	8%	1.2x
NewQuest V[11]	2022	673	327	137	357	494	60%	1.8x	42%	1.5x
NewQuest Funds		*2,914*	*2,461*	*2,219*	*1,984*	*4,203*	*34%*	*1.8x*	*21%*	*1.5x*
TGS[11]	2022	1,864	359	—	521	521	NM	3.0x	NM	3.2x
Platform: TPG Angelo Gordon										
Credit Solutions										
Credit Solutions										
Credit Solutions I	2019	1,805	1,801	1,889	850	2,739	17%	1.6x	13%	1.4x
Credit Solutions I Dislocation A	2020	909	602	795	—	795	34%	1.3x	27%	1.3x
Credit Solutions I Dislocation B	2020	308	176	211	—	211	28%	1.2x	21%	1.2x
Credit Solutions II	2021	3,134	2,730	712	2,773	3,485	17%	1.3x	13%	1.2x
Credit Solutions II Dislocation A	2022	1,310	868	837	207	1,044	22%	1.2x	16%	1.2x
Credit Solutions III	2024	2,211	—	—	80	80	NM	NM	NM	NM
Credit Solutions		*9,677*	*6,177*	*4,444*	*3,910*	*8,354*	*19%*	*1.4x*	*14%*	*1.3x*
Essential Housing										
Essential Housing I	2020	642	456	562	15	577	15%	1.3x	12%	1.2x
Essential Housing II	2021	2,534	1,071	641	685	1,326	16%	1.3x	12%	1.2x
Essential Housing III	2024	1,414	312	—	313	313	NM	NM	NM	NM
Essential Housing		*4,590*	*1,839*	*1,203*	*1,013*	*2,216*	*16%*	*1.3x*	*12%*	*1.2x*
Hybrid Solutions		$ 155	$ —	$ —	$ —	$ —	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Structured Credit & Specialty Finance										
ABC Fund I	2021	$ 1,005	$ 864	$ 95	$ 995	$ 1,090	18%	1.3x	14%	1.2x
ABC Fund II	2024	393	—	—	(3)	(3)	NM	NM	NM	NM
Structured Credit & Specialty Finance		*1,398*	*864*	*95*	*992*	*1,087*	*18%*	*1.3x*	*14%*	*1.2x*
Middle Market Direct Lending[12]										
MMDL I	2015	594	572	846	—	846	14%	1.6x	10%	1.4x
MMDL II	2016	1,580	1,563	1,747	591	2,338	14%	1.7x	10%	1.5x
MMDL III	2018	2,751	2,547	2,347	1,319	3,666	13%	1.6x	10%	1.4x
MMDL IV	2020	2,671	2,586	1,056	2,432	3,488	15%	1.5x	11%	1.4x
MMDL IV Annex	2021	797	767	213	739	952	15%	1.4x	11%	1.3x
MMDL V	2022	3,924	1,427	156	1,468	1,624	18%	1.2x	14%	1.2x
Middle Market Direct Lending		*12,317*	*9,462*	*6,365*	*6,549*	*12,914*	*14%*	*1.5x*	*11%*	*1.4x*
U.S. Real Estate										
Realty										
Realty I	1994	30	30	65	—	65	27%	2.2x	20%	1.9x
Realty II	1995	33	33	81	—	81	31%	2.4x	22%	2.2x
Realty III	1997	61	94	120	—	120	5%	1.3x	3%	1.3x
Realty IV	1999	255	332	492	—	492	11%	1.5x	8%	1.5x
Realty V	2001	333	344	582	—	582	32%	1.7x	26%	1.6x
Realty VI	2005	514	558	657	—	657	5%	1.2x	3%	1.1x
Realty VII	2007	1,257	1,675	2,543	1	2,544	17%	1.7x	12%	1.5x
Realty VIII	2011	1,265	2,136	2,774	153	2,927	15%	1.7x	11%	1.4x
Realty IX	2015	1,329	1,984	2,262	221	2,483	8%	1.4x	5%	1.2x
Realty Value X	2018	2,775	4,504	3,875	1,770	5,645	14%	1.4x	9%	1.2x
Realty Value XI	2022	2,589	1,991	761	1,411	2,172	10%	1.1x	(1%)	1.0x
Realty		*10,441*	*13,681*	*14,212*	*3,556*	*17,768*	*14%*	*1.5x*	*10%*	*1.3x*
Core Plus Realty										
Core Plus Realty I	2003	534	532	876	—	876	20%	1.6x	18%	1.5x
Core Plus Realty II	2006	794	1,112	1,456	—	1,456	11%	1.4x	8%	1.3x
Core Plus Realty III	2011	1,014	1,420	2,231	—	2,231	23%	1.8x	19%	1.6x
Core Plus Realty IV	2015	1,308	2,012	1,994	316	2,310	5%	1.2x	2%	1.1x
Core Plus Realty		*$ 3,650*	*$ 5,076*	*$ 6,557*	*$ 316*	*$ 6,873*	*15%*	*1.5x*	*11%*	*1.4x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/24) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Asia Real Estate										
Asia Realty										
Asia Realty I	2006	$ 526	$ 506	$ 645	$ —	$ 645	6%	1.3x	3%	1.2x
Asia Realty II	2010	616	602	1,071	—	1,071	24%	1.8x	16%	1.6x
Asia Realty III	2015	847	862	989	255	1,244	13%	1.5x	9%	1.3x
Asia Realty IV	2018	1,315	1,272	1,137	724	1,861	16%	1.4x	11%	1.3x
Asia Realty V	2022	2,007	832	49	931	980	35%	1.2x	11%	1.1x
Asia Realty		*5,311*	*4,074*	*3,891*	*1,910*	*5,801*	*13%*	*1.5x*	*9%*	*1.3x*
Japan Value										
Japan Value[13]	2023	417	140	—	151	151	NM	NM	NM	NM
Japan Value		*417*	*140*	*—*	*151*	*151*	*NM*	*NM*	*NM*	*NM*
Europe Real Estate										
Europe Realty I	2014	570	1,187	1,711	14	1,725	24%	2.0x	17%	1.7x
Europe Realty II	2017	843	1,737	1,681	610	2,291	9%	1.4x	7%	1.3x
Europe Realty III[14]	2019	1,515	2,086	741	1,483	2,224	13%	1.4x	9%	1.2x
Europe Realty IV[14]	2023	1,773	335	21	337	358	NM	NM	NM	NM
Europe Realty		*4,701*	*5,345*	*4,154*	*2,444*	*6,598*	*15%*	*1.5x*	*10%*	*1.4x*
Net Lease										
Net Lease Realty I	2006	159	209	457	—	457	18%	2.4x	14%	2.2x
Net Lease Realty II	2010	559	1,060	1,854	—	1,854	16%	2.4x	11%	2.0x
Net Lease Realty III	2013	1,026	2,397	2,488	939	3,427	13%	2.0x	8%	1.6x
Net Lease Realty IV	2019	997	1,921	1,327	853	2,180	9%	1.3x	5%	1.2x
Net Lease Realty V	2024	194	153	101	55	156	NM	NM	NM	NM
Net Lease		*$ 2,935*	*$ 5,740*	*$ 6,227*	*$ 1,847*	*$ 8,074*	*15%*	*1.9x*	*10%*	*1.6x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

TPG | 33 Significant Perpetual Funds These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages. ($ in millions, as of 12/31/24) Vintage AUM Total Fund Year(1) Return(10) Platform: Market Solutions TPEP Long/Short(15) 2013 $ 1,350 138% TPEP Long Only(16) 2019 969 59% Platform: TPG Angelo Gordon Credit Solutions Corporate Credit Opportunities(17) 1988 346 10% Structured Credit & Specialty Finance MVP Fund(18) 2009 6,520 12% ABC Evergreen(18) 2024 1,003 NM Middle Market Direct Lending TCAP(19) 2022 3,365 10% MMDL Evergreen 2022 1,464 10% MMDL Offshore Evergreen 2024 748 NM Multi-Strategy Super Fund(18) 1993 $ 964 9%

TPG | 34 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than TPG Angelo Gordon, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For TPG AG Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For TPG AG Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to TPG AG Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross IRR and Gross MoM represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM are calculated by adjusting Net IRR and Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. Gross IRR and Gross MoM for TPG AG Credit funds are calculated at the fund level and do not consider the impact of credit facilities and exclude fund expenses. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of September 30, 2024. 12) Each Middle Market Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG AG Middle Market Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 10% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.2x.

TPG | 35 Fund Performance Metrics Notes (Cont’d) 13) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 14) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, 7% and 1.2x and (ii) for the euro-denominated vehicle of Europe Realty IV, NM and NM. 15) These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” As of December 31, 2024, TPEP Long/Short had estimated inception-to-date gross returns of 191% and net returns of 138%. Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. 16) These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” As of December 31, 2024, TPEP Long Only had estimated inception-to-date gross returns of 60% and net returns of 59%. Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. 17) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 4%. 18) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for the MVP Fund, 11%, (ii) for ABC Evergreen, NM and (iii) for the Super Fund, 8%. 19) TCAP launched on January 1, 2023. Total Return includes AGTB Private BDC, which commenced operations on May 10, 2022 and merged with TCAP on January 1, 2023. Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D, and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year. On July 28, 2023, TCAP completed its merger with AGTB where TCAP paid cash consideration for each share of common stock of AGTB. TCAP will continue as the surviving company. At the completion of the merger, AGTB’s final Net IRR was 6.1%. 20) The Rise Climate Global South Fund excludes a $500 million commitment ($175 million of which was closed as of December 31, 2024) from ALTÉRRA Transformation LP made to a separate vehicle for purposes of deploying catalytic capital in connection with investments located in the Global South made by the Rise Climate II Fund and the Rise Climate Global South Fund.

GAAP Statements of Operations Expanded (Unaudited)

($ in thousands)	4Q'23	1Q'24	2Q'24	3Q'24	4Q'24	FY'24
Revenues						
Fees and other	$ 529,903	$ 512,295	$ 522,800	$ 524,733	$ 527,248	$ 2,087,076
Capital allocation-based income (loss)	453,234	311,776	221,394	330,670	549,166	1,413,006
Total revenues	**983,137**	**824,071**	**744,194**	**855,403**	**1,076,414**	**3,500,082**
Expenses						
Compensation and benefits:						
Cash-based compensation and benefits	188,099	206,336	191,486	205,641	231,865	835,328
Equity-based compensation	205,813	227,908	227,542	242,405	308,457	1,006,312
Performance allocation compensation	319,028	196,434	133,753	223,637	376,229	930,053
Total compensation and benefits	712,940	630,678	552,781	671,683	916,551	2,771,693
General, administrative and other	171,561	151,632	170,184	141,262	120,655	583,733
Depreciation and amortization	23,446	32,965	32,079	32,400	37,942	135,386
Interest expense	14,800	21,122	21,502	21,789	23,098	87,511
Total expenses	**922,747**	**836,397**	**776,546**	**867,134**	**1,098,246**	**3,578,323**
Investment income (loss)						
Net gains (losses) from investment activities	(4,895)	(5,198)	(16,652)	(8,483)	1,007	(29,326)
Interest, dividends and other	13,674	12,904	13,816	12,670	43,353	82,743
Total investment income (loss)	**8,779**	**7,706**	**(2,836)**	**4,187**	**44,360**	**53,417**
Income (loss) before income taxes	**69,169**	**(4,620)**	**(35,188)**	**(7,544)**	**22,528**	**(24,824)**
Income tax expense	26,757	4,386	22,390	13,881	11,434	52,091
Net income (loss)	**42,412**	**(9,006)**	**(57,578)**	**(21,425)**	**11,094**	**(76,915)**
Net income (loss) attributable to non-controlling interests in TPG Operating Group	7,943	(55,037)	(57,292)	(33,503)	(30,095)	(175,927)
Net income (loss) attributable to other non-controlling interests	21,296	30,512	13,691	3,117	28,209	75,529
Net income (loss) attributable to TPG Inc.	**$ 13,173**	**$ 15,519**	**$ (13,977)**	**$ 8,961**	**$ 12,980**	**$ 23,483**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.

TPG | 36

Non-GAAP Financial Measures Expanded

($ in thousands)	4Q'23	1Q'24	2Q'24	3Q'24	4Q'24	FY'24
Fee-Related Revenues						
Management fees	$ 395,608	$ 402,684	$ 413,275	$ 407,163	$ 402,588	$ 1,625,710
Fee-related performance revenues	1,642	3,875	4,485	5,557	19,116	33,032
Transaction, monitoring and other fees, net	55,285	34,155	34,146	43,153	36,189	147,644
Other income	12,192	10,494	7,090	3,969	3,518	25,071
Fee-Related Revenues	**464,727**	**451,208**	**458,996**	**459,842**	**461,410**	**1,831,457**
Fee-Related Expenses						
Cash-based compensation and benefits, net	156,622	181,683	164,746	174,514	168,058	689,001
Fee-related performance compensation	1,401	1,938	2,242	2,778	9,558	16,516
Operating expenses, net	81,153	85,216	90,744	91,783	93,969	361,712
Fee-Related Expenses	**239,176**	**268,837**	**257,732**	**269,075**	**271,585**	**1,067,229**
Fee-Related Earnings	**225,551**	**182,371**	**201,264**	**190,767**	**189,825**	**764,228**
Realized performance allocations, net	18,996	31,552	25,979	32,112	104,939	194,582
Realized investment income and other, net	(24,976)	(9,315)	5,910	(2,529)	(1,769)	(7,703)
Depreciation expense	(3,010)	(5,615)	(4,722)	(5,045)	(5,005)	(20,387)
Interest expense, net	(1,088)	(9,987)	(7,672)	(9,118)	(9,332)	(36,109)
Distributable Earnings	**215,473**	**189,006**	**220,759**	**206,187**	**278,659**	**894,611**
Income taxes	(9,826)	(8,381)	(14,120)	(16,742)	(18,093)	(57,336)
After-Tax Distributable Earnings	**$ 205,647**	**$ 180,625**	**$ 206,639**	**$ 189,445**	**$ 260,566**	**$ 837,275**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 37

Reconciliations and Disclosures

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)	4Q'23	1Q'24	2Q'24	3Q'24	4Q'24	FY'24
GAAP Revenue	$ **983,137**	$ **824,071**	$ **744,194**	$ **855,403**	$ **1,076,414**	$ **3,500,082**
Capital-allocation based income	(453,234)	(311,776)	(221,394)	(330,670)	(549,166)	(1,413,006)
Expense reimbursements	(57,150)	(45,667)	(50,227)	(62,652)	(58,503)	(217,049)
Investment income and other	(8,026)	(15,420)	(13,577)	(2,239)	(7,335)	(38,570)
Fee-Related Revenues	$ **464,727**	$ **451,208**	$ **458,996**	$ **459,842**	$ **461,410**	$ **1,831,457**
GAAP Expenses	$ **922,747**	$ **836,397**	$ **776,546**	$ **867,134**	$ **1,098,246**	$ **3,578,323**
Depreciation and amortization expense	(23,446)	(32,965)	(32,079)	(32,400)	(37,942)	(135,386)
Interest expense	(14,800)	(21,122)	(21,502)	(21,789)	(23,098)	(87,511)
Expense reimbursements	(57,150)	(45,667)	(50,227)	(62,652)	(58,503)	(217,049)
Performance allocation compensation	(319,028)	(196,434)	(133,753)	(223,637)	(376,229)	(930,053)
Equity-based compensation	(205,813)	(227,908)	(227,542)	(242,405)	(308,457)	(1,006,312)
Acquisition success fees	(20,000)	—	—	—	—	—
Non-core expenses and other	(43,334)	(43,464)	(53,711)	(15,176)	(22,432)	(134,783)
Fee-Related Expenses	$ **239,176**	$ **268,837**	$ **257,732**	$ **269,075**	$ **271,585**	$ **1,067,229**

($ in thousands)	4Q'23	1Q'24	2Q'24	3Q'24	4Q'24	FY'24
Net (loss) income	$ **42,412**	$ **(9,006)**	$ **(57,578)**	$ **(21,425)**	$ **11,094**	$ **(76,915)**
Net income attributable to other non-controlling interests	(21,296)	(30,512)	(13,691)	(3,117)	(28,209)	(75,529)
Amortization expense	16,979	23,998	24,004	24,003	25,580	97,585
Equity-based compensation	204,648	225,422	225,919	243,287	310,297	1,004,925
Unrealized performance allocations, net	(63,092)	(24,481)	(13,417)	(46,395)	4,358	(79,935)
Unrealized investment income	(16,951)	(20,227)	(5,344)	(11,525)	(40,186)	(77,282)
Income taxes	17,311	(4,178)	8,585	(2,863)	(6,932)	(5,388)
Acquisition success fees	20,000	—	—	—	—	—
Non-recurring and other	5,636	19,609	38,161	7,480	(15,436)	49,814
After-tax Distributable Earnings	**205,647**	**180,625**	**206,639**	**189,445**	**260,566**	**837,275**
Income taxes	9,826	8,381	14,120	16,742	18,093	57,336
Distributable Earnings	**215,473**	**189,006**	**220,759**	**206,187**	**278,659**	**894,611**
Realized performance allocations, net	(18,996)	(31,552)	(25,979)	(32,112)	(104,939)	(194,582)
Realized investment income and other, net	24,976	9,315	(5,910)	2,529	1,769	7,703
Depreciation expense	3,010	5,615	4,722	5,045	5,005	20,387
Interest expense, net	1,088	9,987	7,672	9,118	9,332	36,109
Fee-Related Earnings	$ **225,551**	$ **182,371**	$ **201,264**	$ **190,767**	$ **189,825**	$ **764,228**

TPG | 39

TPG | 40 GAAP to Non-GAAP Balance Sheet Reconciliation ($ in thousands) 4Q’23 4Q’24 Total GAAP Assets $ 9,369,672 $ 10,535,109 Impact of other consolidated entities Cash and cash equivalents (559,708) (660,961) Due from affiliates (346,910) (373,850) Investments (4,954,855) (5,339,846) Intangible assets and goodwill (77,688) (59,472) Other assets (285,406) (270,437) Subtotal for other consolidated entities (6,224,567) (6,704,566) Reclassification adjustments Restricted cash (13,183) (13,175) Due from affiliates (72,067) (73,162) Investments (1,769,257) (2,163,435) Net accrued performance 891,455 973,567 Investments in funds 877,802 1,189,868 Other assets 502,419 504,979 Subtotal for reclassification adjustments 417,169 418,642 Total Book Assets $ 3,562,274 $ 4,249,185 ($ in thousands) 4Q’23 4Q’24 Total GAAP Liabilities $ 6,008,538 $ 6,943,120 Impact of other consolidated entities Accounts payable and accrued expenses (167,235) (209,254) Due to affiliates (137,479) (146,125) Accrued performance allocation compensation (4,096,052) (4,376,523) Other liabilities (377,727) (322,392) Subtotal for other consolidated entities (4,778,493) (5,054,294) Reclassification adjustments Accounts payable and accrued expenses 291,586 612,162 Due to affiliates (5,696) (319,012) Other liabilities (274,736) (285,170) Subtotal for reclassification adjustments 11,154 7,980 Total Book Liabilities $ 1,241,199 $ 1,896,806

TPG | 41 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Earnings margin (“FRE Margin”), fee-related revenues (“FRR”), and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 42 Definitions Acquisition refers to the Company’s acquisition of Angelo Gordon and certain of its affiliates (collectively, “Angelo Gordon” or “AG,” and after the Acquisition, “TPG Angelo Gordon” or “TPG AG”). After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stockholders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; and iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments. Available capital is reduced for investments completed using fund-level subscription-related credit facilities. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles and CLOs, as well as increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through our CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 43 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include (i) unrealized performance allocations and related compensation expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) net income (loss) attributable to non-controlling interests in consolidated entities, or (v) certain other items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, (v) amortization, and (vi) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin (“FRE margin”) is defined as Fee-Related Earnings divided by fee-related revenues. Fee-related expenses is a component of FRE. Fee-related expenses differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-related revenues (“FRR”) is a component of FRE. Fee-related revenues is comprised of (i) management fees, (ii) fee-related performance revenues, (iii) transaction, monitoring and other fees, net, and (iv) other income. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds. IPO refers to our initial public offering of Class A common stock of TPG Inc. that was completed on January 18, 2022. Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in investment funds that we manage. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business.

TPG | 44 Definitions (Cont’d) Operating profit margin is defined as U.S. GAAP net income divided by U.S. GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation, incentive fee or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Realizations represent proceeds from the disposition of investments and current income, and in the case of credit funds, distributions sourced from realization proceeds. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant Remain Co GP, LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to the corporate reorganization, which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with the IPO. Unless the context suggests otherwise, references in this report to “TPG”, “the Company”, “we”, “us” and “our” refer (i) prior to the completion of the Reorganization and IPO to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries and (ii) from and after the completion of the Reorganization and IPO to TPG Inc. and its consolidated subsidiaries. Total participating shares outstanding refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries; (ii) for periods beginning after giving effect to the Reorganization through November 1, 2023, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo and (iii) for periods after November 1, 2023, to TPG Operating Group II, L.P., a Delaware limited partnership, and its respective consolidated subsidiaries, including TPG Operating Group I, L.P. and TPG Operating Group III, L.P.